Exhibit 10.1

Sino-foreign Joint Venture Hangzhou Shengming Paper Co.,Ltd

Contract

Content

Preface

Chapter One Composition of the Joint Venture

Chapter Two Scope and Scale of Business

Chapter Three Total Investment, Proportion of Investment and Transfer of Capital

Chapter Four Distribution of Profits and Burden of Loss

Chapter Five Term and Termination

Chapter Six Responsibilities

Chapter Seven Board of Directors

Chapter Eight Board of Supervisors

Chapter Nine Managing Department

Chapter Ten Financial Accounting System

 Chapter Eleven Labor Management

Chapter Twelve Procurement of Equipments, Raw Materials and Accessories

Chapter Thirteen Tax Payment

Chapter Fourteen Insurance

Chapter Fifteen Liabilities for Breach

Chapter Sixteen Force Majeure

Chapter Seventeen Dispute Resolution

Chapter Eighteen Governing Law

Chapter Nineteen Modification or Dissolution of Contract

Chapter Twenty Effectiveness of the Contract and Miscellaneous

According to Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures and other related regulations of PRC, and on the basis of the principles of equality and mutual benefit, and through friendly consultation, Zhejiang Shengda Color Pre-printing Co. Ltd. (“Party A”) and Evercharm Holdings Limited (“Party B”) agreed to establish a joint venture (hereinafter referred to as JV) in Hangzhou, Zhejiang province in PRC. The contract is hereby entered.

Chapter One Composition of the Joint Venture

1.1   The Parties

Party A: Zhejiang Shengda Color Pre-printing Co. Ltd.

Legal Address: Xiangheqiao Village, Heshang Town, Xiaoshan Area, Hangzhou, Zhejiang province
Legal representative: Wuxiao Fang
Nationality: People’s Republic of China

Party B: Evercharm Holdings Limited

Legal Address: P.O. Box 957, Offshore Incorporations centre, Road Town, Tortola, British Virgin Islands.
Place of Registration: British Virgin Islands
Legal Representative: Wuxiao Fang

Any Party shall notify the other Party of any changes of the above information immediately, otherwise, the other Party shall not be liable for any consequences that arise from the failure of notice.

1.2   Name and Legal Address of the Joint Venture

Name: Hangzhou Shengming Paper Co,.Ltd
English Name: Hangzhou Shengming Paper Co,.Ltd

Legal Address: Xiangheqiao Village, Heshang Town, Xiaoshan Area, Hangzhou, Zhejiang province, the People’s Republic of China The two parties can establish offices or branches both in and outside China according to their business needs.

1.3   The JV is established in China and is a Chinese legal person. Therefore, all business operations shall comply with Chinese laws, regulations and rules.

Chapter Two Purpose and Scope of Business

2.1   Purpose of business: in the hope of strengthening the economic corporation and technology communication, to enhance the product quality, develop the new products, and promote the competence capacity of quality and price in the international market, enhance the economic efficiency, and gain the satisfactory profits for both Parties by adopting the advanced and applicable technology and scientific management method .

2.2   The Scope of business: produce the top-grade corrugated board and boxes, print the packaging and decoration products and sale products that self-produced.

Chapter Three Total Investment, Proportion of Investment and Transfer of Capital

3.1   Total investment: 29.98 million USD.

Registered Capital: 12 million USD.

Including Party A: 9 million USD, accounting for 75% of the registered capital.

  Party B: 3 million USD, accounting for 25% of the registered capital

During the term of contract, both parties shall not reduce their registered capital. Decreases due to changes in total investment and business scope shall be approved by the examination and approval organization.

3.2   Contribution of Capital

Party A: equity acquired (3 million USD) and existing fixed assets (6 million USD) assessed by legal assessment organs.

Party B: equity acquired.

3.3   The registered capital is fully contributed.

3.4   Increase, transfer or other way of handling registered capital shall be approved by the board of directors and be registered in the original examination and approval organ.

3.5   Whereas one party intends to transfer total or partial capital contributions to a third party, it shall seek the approval of the other party. The other party has the preferential right to buy the transferring shares. The transfer deal offered to a third party shall not be more favorable than the other party’s.

3.6   Form of organization: limited liability company

Both parties share profits and burdens of loss according to the proportion of capital contributed to the registered total.

Chapter Four Distribution of Profits and Burden of Loss

4.1  After paying the taxes according to law, and the deductions set aside by the board of directors for reserve fund, enterprise fund and employees’ welfare fund, the profits of the JV are distributed according to investment proportions.

4.2  Debts of the JV shall not exceed the registered capital.

4.3  Without the approval of the other party, no party shall mortgage or pledge its total or partial stock equity in the JV.

Chapter Five Term and Termination

5.1  The term of operation of the JV is fifteen years. Upon the expiration of the term of operation, the JV contract will be terminated automatically.

5.2  An application to the original examination and approval organ is needed for prolong of the term agreed by both parties six months before the expiration of the term.

Chapter Six Responsibilities

6.1   Party A’s:

Contribute its due share according to 3.2.

Apply to and register in the relevant departments for the establishment of the JV.

Handle the formality of obtaining the land use right.

Liaison, coordinate and communicate with relevant administrative bodies.

6.2   Party B’s:

Contribute its due share according to 3.2.

6.3   When the JV officially opens, both parties shall attend to miscellaneous matters trusted by the JV.

Chapter Seven Board of Directors

7.1   Board of directors is the highest authority of the company.

The board of directors (hereinafter referred to as the board) is composed of five directors, including three from Party A, and two from Party B.

The chairman of the board is designated by Party A. The vice chairman of the board is appointed by Party B.

7.2   The office term of chairman, vice chairman and directors of the board is three years. They can serve for another term of office if appointed consecutively.

Any party that needs to change its appointed chairman, vice chairman or directors shall first inform the other party.

7.3   The meetings of the board shall be held with the presence of over two thirds of directors. Every directors including the chairman enjoys one vote. The following matters shall be unanimously approved by the whole board.

1.	Modification of the by-laws of the JV;

2.	Termination and dissolution of the JV;

3.	Adjustment of registered capital of the JV;

4.	Merger or dismantlement of the JV with other economic organizations;

5.	Pledge of stock equity in JV by one or both parties;

6.	All matters that needs to be unanimously adopted by directors presented.

7.4   To make it effective, the resolution of the board shall be signed by the chairman. A seal shall not suffice.

7.5  To use assets of JV as guarantee, pledge or collateral, parties involved shall seek the unanimous approval and a written resolution of the board.

Chapter Eight Board of Supervisors

8.1   Board of supervisors is not established. Instead, both Party A and Party B shall designate one supervisor for JV.

8.2   The office term of supervisors is three years and can serve consecutively. Upon the expiration of office term, where new supervisors are not yet appointed, or the original supervisors resign, and before the new supervisors assume their positions, the original supervisors shall fulfill their responsibilities according to laws, regulations and by-laws of the company. Neither directors or senior managers shall serve concurrently as supervisors.

8.3   Supervisors are responsible to the share holders, and exercise the following powers:

1.	Check how good the company is managed;

2.

Supervise the administering practices of the directors, senior managers. Give suggestions to remove from office those directors, senior managers who violate the laws, regulations, by-laws or the resolutions of the board.

3.	Ask directors and senior managers to correct their behaviors and practices when they harm the interest of the company;

4.	Summit proposal to the board.

8.4   Supervisors can investigate where they find the company is running abnormally.

Chapter Nine Managing Department

9.1   Under the leadership of the board, the General Manager is responsible for the administration of the company. JV has a general manager who is appointed by Party A. General managers shall serve three years.

9.2   The responsibility of the general manager is to carry out the decisions of the board and organize and conduct the business management of the JV, make the decision of the daily management, to perform the daily administration right.

9.3   The general manager shall be appointed or dismissed by the board. The general manager shall not take advantage of their positions and grab business opportunities that belong to the JV, set up his own business or cooperate with others on the same line of business. However, if the board approves such practices, it is fine.

9.4  The departments, the structure of the departments and the managers of all departments shall be determined or appointed by the general manager, and apply to the board of director for the approval.

9.5   In case of graft or serious dereliction of duty on the part of the officers, the general manager shall have the power to dismiss them at any time, and report to the board of directors.

Chapter Ten Financial Accounting System

10.1   The financial and accounting system of the JV shall be formulated in accordance with relevant laws and financial and accounting rules of PRC, and in line with the actual conditions of the company. When the JV get registered, it shall be recorded timely in the local financial and taxation authorities. The JV can open RMB and foreign exchange account in banks registered in China, and in banks outside China that are approved and appointed by the company.

10.2   The accounting year the JV shall coincide with the calendar year, i. e. , from January 1 to December 31 on the Gregorian calendar. The accounting of the JV shall adopt the internationally used accrual basis and debit and credit accounting system in their work. All self-made bookkeeping vouchers, documents, statements and book of accounts shall be written in Chinese.

10.3   The financial manager is appointed by Party A.

Chapter Eleven Labor Management

11.1   The employment, dismissal, wage, welfare, labor protection, labor insurance and labor disciplines of JV’s workers shall be decided according to the Labor Law of the People’s Republic of China and labor contract signed by the workers and the JV. In principle, all workers and staff of Party A shall be transferred to the JV.

11.2   The positions of chairman, vice chairman, and directors shall all be non-paid, provided that stipends may be paid for meeting attendance and transportation.

Chapter Twelve Procurement of Equipments, Raw Materials and Accessories

12.1   All needed raw materials, fuels, accessories and fittings, vehicles and office supplies can be purchased by the JV on its own. For those products that need to be purchased in foreign countries, their prices shall not exceed the reasonable prices on the international market, and they must be applicable and advanced.

Chapter Thirteen Tax Payment

13.1  The JV company shall pay all the taxes and fees according to the tax laws of PRC and relevant regulations.

13.2  All workers in the company shall pay individual income taxes according to the Individual Income Tax Law of the People’s Republic of China.

Chapter Fourteen Insurance

14.1 All insurances shall be covered by insurance companies within the borders of China.

Chapter Fifteen Liabilities for Breach

15.1   If one party fails to observe the contract or fail to do what is agreed between both parties, and thus causing the loss of the other party, the party that bearing losses has the right to ask for compensation and other remedial measures. Whereas remedial measures are not suffice to compensate for the losses, the other party still has the right to ask for compensation.

15.2  The compensation of one party shall be equal to the losses of the other. Penalty shall be paid and recompenses be given according to circumstances.

Chapter Sixteen Force Majeure

16.1   Delay of fulfillment or inability of fulfillment of the contract due to unpredictable and unavoidable earthquake, typhoon, serious flood and fire, war and other unforeseen disasters shall not be considered as breach of contract. However, it must complies with all the following rules:

16.1.1   Force majeure must cause directly the hindrance, inability or delay of one party to observe the contract.

16.1.2   The affected party shall take timely and reasonable measures when the event happens.

16.1.3   The affected party shall inform immediately the other party upon the influence of the event. In fifteen days, the affected party shall inform in written form the other party about the event and how it is handled and the reason why it fails to or delays its fulfillment of its responsibilities. Moreover, relevant government agencies in the place where the event happens shall give proof of authenticity of such a disaster.

16.2   When the influence of the event is over and the event is handled properly, the affected party shall inform immediately the other party.

Chapter Seventeen Dispute Resolution

17.1   When both parties have disputes, they shall resolve them through consultations. If they are not willing to consult or the results of consultation is unsatisfactory, they can seek the arbitration of the Arbitration Committee of Hangzhou. The arbitration is final and binding to both parties.

17.2   Arbitration fee shall be borne by the losing party or decided by the arbitration committee.

Chapter Eighteen Governing Law

18.1   The governing laws of the contract is the PRC laws

18.2   The conclusion, validity, explanation and performance of the contract shall be governed by the PRC laws.

Chapter Nineteen Modification or Dissolution of Contract

19.1   When is approved by both parties, the contract can be modified and changed. However, a written agreement shall be signed by both parties and be approved by examination and approval authorities.

19.2   Other than the expiration of term of operation, termination of contract and dissolution of the company is agreed due to the following reasons:

1.	Force majeure

2.	Grave losses

3.	Substantial breach of contract by one party

4.	Short of operation purposes agreed by both parties, and no prospect

5.	Other reasons stipulated in contracts, by-laws and relevant laws and regulations

19.3   Both parties agree to dissolve the contract.

19.4    No party can transfer the rights and obligations ruled in the by-laws and attachments of the contract to a third party without the written approval of the other party. Otherwise, the transferred contract shall be deemed ineffective.

Chapter Twenty Effectiveness of the Contract and Miscellaneous

20.1   By-laws, agreements and attachments formulated according to the contract are all part of the contract. Where there is a conflict of clauses between the contract and the attachment, the clauses in the contract shall be prior ones.

20.2   The contract shall be signed by both parties’ legal representatives and then be approved by the state foreign trade department. Then the contract shall be valid.

Party A: Zhejiang Shengda Color Pre-printing Co. Ltd.

Legal Representative(signature)

Party B: Evercharm Holdings Limited

Legal Representative(signature)

Signing Date: July 1, 2010